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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                 May 23, 2001
                              ------------------
                       (Date of earliest event reported)

                          BETHLEHEM STEEL CORPORATION
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

               Delaware                  1-1941          24-0526133
   -------------------------------    ------------   -------------------
   (State or other jurisdiction of    (Commission    (I.R.S. Employer
    incorporation)                    File Number)   Identification No.)

1170 Eighth Avenue
Bethlehem, Pennsylvania                                          18016-7699
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number including area code: (610) 694-2424
                                                   --------------


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Item 5. Other Events


    On May 23, 2001, Bethlehem Steel Corporation announced the commencement of a consent solicitation with respect to its 10-3/8% Senior Notes due 2003 for the adoption of a proposed amendment to certain provisions of its Indenture dated as of September 1, 1993, under which the Notes are outstanding. The proposed amendment would permit Bethlehem to incur bank financing secured by inventory and receivables in an amount up to $740 million. The Indenture in its current form permits bank financing of $500 million, the committed amount in 1993 when the Senior Notes were issued, plus additional financing of up to $100 million. The consent solicitation will expire at 5:00 p.m., New York City time, on Tuesday, June 5, 2001, unless extended. Bethlehem will pay consenting noteholders a consent fee of $15 for each $1,000 in principal amount for which a consent is validly delivered and not revoked.

    The Consent Solicitation Statement and Press Release are filed as Exhibits to this Current Report on Form 8-K.



Item 7.  Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.    Exhibit

4 Consent Solicitation Statement Relating to Bethlehem Steel Corporation 10-3/8% Senior Notes Due 2003.

99.1 Press release of Bethlehem Steel Corporation dated May 23, 2001 announcing the commencement of the consent solicitation with respect to its 10-3/8% Senior Notes Due 2003.




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                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           BETHLEHEM STEEL CORPORATION
                                 (Registrant)

                           by:  /s/ G. L. Millenbruch
                                -------------------------------------
                                G. L. Millenbruch
                                Vice Chairman and Chief Financial Officer



Date:  May 24, 2001

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                               INDEX TO EXHIBITS


Exhibit No.    Exhibit

4 Consent Solicitation Statement Relating to Bethlehem Steel Corporation 10-3/8% Senior Notes Due 2003.

99.1 Press release of Bethlehem Steel Corporation dated May 23, 2001 announcing the commencement of the consent solicitation with respect to its 10-3/8% Senior Notes Due 2003.